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                                                                     EXHIBIT 5.1

                                BAKER & McKENZIE
                                ATTORNEYS AT LAW
                                2001 ROSS AVENUE
                                   SUITE 2300
                               DALLAS, TEXAS 75201
                            TELEPHONE (214) 978-3000
                            FACSIMILE (214) 978-3099

                                 April 16, 2003



ElkCorp
14643 Dallas Parkway
Suite 1000, Wellington Centre
Dallas, Texas 75254-8890

Ladies and Gentlemen:

         We are acting as counsel to ElkCorp, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to 1,507,338 shares of the Company's common stock, par value $1.00 per share, all of which shares (the "Shares") are to be issued under the 2002 ElkCorp Equity Incentive Compensation Plan (the "Plan").

         In reaching the opinion set forth below, this firm has reviewed the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated Bylaws, resolutions of the Company's board of directors, the Plan, certificates of public officials and such other documents and matters of law that this firm deemed relevant.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, following effectiveness of the Registration Statement and upon issuance of the Shares pursuant to and in accordance with the terms of the Plan and related stock option agreements, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    /s/ BAKER & McKENZIE

                                                    Baker & McKenzie